NEITHER THIS WARRANT NOR THE SECURITIES ISSUED UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER BUT PAID FOR BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

HANCOCK JAFFE LABORATORIES, INC.

WARRANT TO PURCHASE ____ SHARES

(SUBJECT TO ADJUSTMENT)

OF COMMON STOCK

(Void after March 8, 2022)

Series B Agent Warrant No: __	Issue Date: March 8, 2017

This warrant (this “Warrant”) certifies that, for value received, _________ or its registered and permitted assigns (collectively, the “Holder”), is entitled, subject to the terms set forth below, at any time from and after the date set forth above (the “Original Issuance Date”) and before 5:00 p.m., Eastern Time, on May 31,2021 (the date that is the five (5) year anniversary of the Issue Date) (the “Expiration Date”), to purchase from Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company”), _______ shares (subject to adjustment as described herein), of Common Stock of the Company, par value $0.00001 per share (the “Common Stock”), upon surrender hereof, at the principal office of the Company referred to below, with a duly executed exercise notice (the “Exercise Notice”) in the form attached hereto as Exhibit A and simultaneous payment therefor in lawful, immediately available money of the United States, or as otherwise provided herein, at an initial exercise price per share of $6.00 (the “Exercise Price”). The Exercise Price is subject to adjustment as provided below, and the term “Common Stock” shall include, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term “Warrants,” as used herein, shall mean this Warrant and any other Warrants delivered in substitution or exchange therefor as provided herein.

This Warrant was issued to _______ as partial compensation for ________acting as placement agent for the Company in connection with the offer and sale by the Company of shares of its Preferred Stock pursuant the Company’s Confidential Information Memorandum dated December 12, 2016 (the “Memorandum”).

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Memorandum.

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2. Exercise of Warrant.

2.1. Method of Exercise. This Warrant may be exercised at any time or from time to time from and after the Original Issuance Date and before 5:00 p.m., Eastern Time, on the Expiration Date, on any Business Day (as defined below), for the full number of shares of Common Stock called for hereby, by surrendering to the Company at the address provided in the Securities Purchase Agreement (the “Principal Office”), Attention: Chief Executive Officer, with the Exercise Notice duly executed, together with payment in an amount equal to (a) the number of shares of Common Stock called for on the face of this Warrant, as adjusted in accordance with this Warrant multiplied (b) by the Exercise Price then in effect. Payment of the Exercise Price may be made by (i) payment in cash of immediately available funds, or (ii) pursuant to cashless exercise pursuant to Section 2.2. This Warrant may be exercised for less than the full number of shares of Common Stock at the time called for hereby, except that the number of shares of Common Stock receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon a partial exercise of this Warrant in accordance with the terms hereof, this Warrant shall be surrendered to the Company, and a new Warrant of the same tenor and for the purchase of the number of such shares not purchased upon such exercise shall be issued by the Company to Holder without any charge therefor. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise (the “Exercise Date”) as provided above, and the Person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on the Exercise Date. Within three (3) Business Days after the Exercise Date, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise. For purposes of this Warrant, “Business Day” means any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of New York.

2.2. Cashless Exercise. In lieu of exercising this Warrant by payment of cash, the Holder may elect to exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

	A =	the Exercise Price.

	B =	the Per Share Market Value of one share of Common Stock on the Business Day immediately preceding the date of such election.

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For the purpose of this Warrant, “Per Share Market Value” means on any particular date (a) the last closing price per share of the Common Stock on such market that the Common Stock is then listed, or if there is no closing price on such date, then the closing bid price on such date, or if there is no closing bid price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on a market or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by Bloomberg at the close of business on such date, or if there is no closing price on such date, then the closing bid price on such date, or (c) if the Common Stock is not then reported by the trading market or any registered national stock exchange or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Business Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in the reasonable discretion of the Holder provided, however, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by a Holder shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

2.3. Limitation on Exercise. Notwithstanding any provisions herein to the contrary, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.9% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This restriction may not be waived.

2.4. Exercise Disputes. In the case of any dispute with respect to the number of shares of Common Stock to be issued upon exercise of this Warrant and/or the Exercise Price in effect at the time of exercise, the Company shall promptly submit the disputed determinations or arithmetic calculations to the Holder via fax (or, if the Holder has not provided the Company with a fax number, by overnight courier) within three (3) Business Days of receipt of the Holder’s Exercise Notice. If the Holder and the Company are unable to agree as to the determination of the number of shares of Common Stock to be issued upon exercise of this Warrant and/or the Exercise Price within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder by the Company, then the Company shall in accordance with this Section, on the next Business Day submit the disputed determination to its independent auditor. The Company shall cause its independent auditor to perform the determinations or calculations and notify the Company and the Holder of the results promptly, in writing and in sufficient detail to give the Holder and the Company a clear understanding of its determinations and calculations. The Company shall then on the next Business Day instruct its transfer agent to issue certificate(s) representing the appropriate number of shares of Common Stock in accordance with the independent auditor’s determination and this Section. The prevailing party shall be entitled to reimbursement of all fees and expenses of such determination and calculation, but in no event shall the Company be liable to the Holder for any diminution of value or damages therefrom during the period that such exercise is disputed.

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2.5. Shares Fully Paid; Payment of Taxes. All shares of Common Stock issued upon the exercise of this Warrant, in accordance with the terms of this Warrant, shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges (other than income taxes to the holder) that may be imposed in respect of the issue or delivery thereof.

2.6. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.7. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the full purchase price listed in the Exercise Notice is received as specified in Section 1.2 or Section 1.3 as the case may be, the shares of Common Stock purchased upon exercise of this Warrant (the “Warrant Shares”) shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of an Exercise Notice shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event no later than three (3) Business Days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise, provided that if (i) the Company is then a participant in the Deposit Withdrawal Agent Commission (“DWAC”) system, (ii) the Holder has provided its DTC instructions to the Company and (iii) either (A) there is an effective Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder and the Holder agrees in writing to make any resale of the Warrant Shares in accordance with such Registration Statement or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, the Company shall, or shall have its Transfer Agent, transmit certificates representing the Warrant Shares purchased to the Holder by crediting the account of the Holder’s broker-dealer with the Depository Trust Company (“DTC”).

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2.8. Obligation Absolute. The Company’s obligation to issue and deliver the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with the issuance of such Warrant Shares. In the event a Holder shall elect to exercise this Warrant, in whole or in part, the Company may not refuse exercise based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining exercise of this Warrant shall have been sought and obtained, and the Company posts a surety bond for the benefit of such Holder in the amount of 300% of the payment to be provided by the Holder to the Company pursuant to the applicable Exercise Notice, or in a cashless exercise, that would have be provided by the Holder in a cash exercise for the same number of Warrant Shares, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation (including, but not limited to, through any and all appeals process), of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue the Warrant Shares purchased and, if applicable, cash, upon delivery of an Exercise Notice.

2.9. Partial Liquidated Damages. The Company understands that a delay in the delivery of Warrant Shares beyond the Warrant Share Delivery Date could result in economic loss to the Holder. If the Company fails to deliver to the Holder such shares by the Warrant Share Delivery Date, the Company shall pay to such Holder, in cash, an amount per Business Day for each Business Day until such shares are delivered an amount equal to the greater of (i) (A) 1% of the payment to be provided by the Holder to the Company pursuant to the applicable Exercise Notice, or in a cashless exercise, that would have be provided by the Holder in a cash exercise for the same number of Warrant Shares, for each of the first three (3) Business Days after the Delivery Date and (B) 2% of the payment to be provided by the Holder to the Company pursuant to the applicable Exercise Notice, or in a cashless exercise, that would have be provided by the Holder in a cash exercise for the same number of Warrant Shares, on each Business Day thereafter, and (ii) $2,000 per day (which amount shall be paid as partial liquidated damages and not as a penalty). Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing the Warrant Shares purchased upon exercise of this Warrant and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw an Exercise Notice, and upon such withdrawal, the Company shall only be obligated to pay the liquidated damages accrued in this section through the date the Exercise Notice is withdrawn.

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2.10. Compensation for Buy-In on Failure to Timely Deliver Certificates. Upon Exercise. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to a Holder the applicable certificate or certificates by the Warrant Share Delivery Date and if after such Warrant Share Delivery Date, such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which such Holder was entitled to receive upon the exercise relating to such Warrant Share Delivery Date (a “Buy-In”), then the Company shall (1) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (A) the aggregate number of Warrant Shares that such Holder was entitled to receive from the exercise at issue multiplied by (B) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (2) at the option of such Holder, either reissue (if surrendered) a Warrant to purchase such number of Warrant Shares as submitted for exercise in the Exercise Notice in question (in which case, such exercise shall be deemed rescinded) or deliver to such Holder the number of Warrant Shares that would have been issued if the Company had timely complied with its delivery requirements set forth in this Warrant. For example, if a Holder purchases Warrant Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of the Warrant with respect to which the actual sale price of the Warrant Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Company, reasonable evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Warrant Shares issuable upon exercise of all or any portion of this Warrant as required pursuant to the terms hereof.

3. Certain Adjustments. The Exercise Price in effect at any time and the number and kind of securities issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

3.1. Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time on or after the Original Issuance Date effects a stock split or subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 3.1 shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

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3.2. Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time on or after the Original Issuance Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 3.2 as of the time of actual payment of such dividends or distributions.

3.3. Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder of this Warrant shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had this Warrant been exercised on the date of such event and had Holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by the Holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3.3 with respect to the rights of the Holder of this Warrant.

3.4. Adjustment for Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In case the Company after the Issue Date shall do any of the following (each, a “Recap Event”): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Common Stock of the Company shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Common Stock, then, and in the case of each such Recap Event, proper provision shall be made to the Exercise Price and the number of shares of Common Stock that may be purchased upon conversion of this Warrant so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder shall be entitled upon the conversion hereof at any time after the consummation of such Recap Event, to the extent this Warrant is not converted prior to such Recap Event, to receive at the Exercise Price in effect at the time immediately prior to the consummation of such Recap Event, in lieu of the Common Stock issuable upon such conversion of this Warrant prior to such Recap Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Recap Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Recap Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 3; provided, however, the Holder at its option may elect to receive an amount in unregistered shares of the common stock of the surviving entity equal to the value of this Warrant calculated in accordance with the Black-Scholes formula; provided, further, such shares of common stock shall be valued at a [thirty-five (35%) percent] discount to the VWAP of the common stock for the twenty (20) Business Days immediately prior to the Recap Event. Immediately upon the occurrence of a Recap Event, the Company shall notify the Holder in writing of such Recap Event and provide the calculations in determining the adjusted number of Warrant Shares and the adjusted Exercise Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Recap Event shall issue to the Holder a new debenture of like tenor evidencing the right to purchase the adjusted number of and the adjusted Exercise Price pursuant to the terms and provisions of this Section 3.

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3.5. Adjustment for Sale of Shares Below Exercise Price.

(a) In the event the Company shall at any time issue Additional Stock (as defined below) at a price per share less than the Exercise Price in effect at the time of such issuance or without consideration (a “Trigger Issuance”), then the Exercise Price then in effect upon each such Trigger Issuance shall be changed to a price equal to the consideration per share received by the Company in respect of the shares of Additional Stock issued in such Trigger Issuance (rounded to the nearest tenth of a cent). Such adjustment shall be made successively whenever such an issuance is made.

(b) “Additional Stock” shall mean Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, including shares held in the Company’s treasury, and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, other than securities:

(i)	issued or issuable upon the exercise of any Warrants and/or Agent Warrants issued in connection with the Offering;

(ii)	issued or issuable as a result of any anti-dilution in any outstanding securities of the Company that are outstanding on the Original Issuance Date; or

(iii)	issued or issuable to employees, officers or directors pursuant to stock option plans approved by the independent members of the Company’s Board of Directors and the stockholders of the Company.

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3.6. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of a Warrant, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

3.7. Notices of Record Date. In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrants) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(c) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, such notice shall be mailed at least ten (10) days prior to the date therein specified.

3.8. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

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3.9. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

3.10. Notice to Holder.

(a) Adjustment to Purchase Price. Whenever the Purchase Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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4. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws and subject to three (3) days prior written notice, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company and the fees for which shall be paid by the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, the Company, at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

6. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 5, and replacing this Warrant pursuant to Section 6, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

7. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, (iv) transmitted by hand delivery, telegram, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) when sent, if by email, upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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If to the Company, to:

Hancock Jaffe Laboratories, Inc.

17 Doppler

Irvine, CA 92618

Attention: William Abbott

Fax: (949) 261-2992

If to the Holder:

To the address and facsimile number appearing on the books and records of the Company.

9. Governing Law, Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant or any other Transaction Document shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The Company and the Holder hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and the Holder irrevocably agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. The Company and the Holder hereby irrevocably waive personal service of process and consent to process being served in any suit, action or proceeding in connection with this Warrant or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant or any other Transaction Document and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

10. Registration Rights. The Holder of this Warrant is entitled to have the shares of Common Stock issuable upon exercise of this Warrant registered for resale under the Securities Act, pursuant to and in accordance with the Investor Rights Agreements by and between the Purchasers in the Offering and the Company which rights are expressly incorporated and made a part of this Warrant.

11. Automatic Exercise upon Expiration. In the event that, upon the Expiration Date, the Per Share Market Value of one share of Common Stock (or other security issuable upon the exercise hereof) as determined in accordance with this Warrant above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to a Cashless Exercise as to all shares (or such other securities) for which this Warrant shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the shares (or such other securities) issued upon such exercise to the Holder.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

HANCOCK JAFFE LABORATORIES, INC.

By:
Name:	William Abbott
Title:	Chief Financial Officer

Exhibit A

FORM OF EXERCISE NOTICE

(to be signed only on exercise of Warrant)

TO: HANCOCK JAFFE LABORATORIES, INC.

The undersigned, pursuant to the provisions set forth in the attached Agent Warrant (No. 1), hereby irrevocably elects to purchase (check applicable box):

___       ________ shares of the Common Stock covered by such Warrant; or

___       the maximum number of shares of Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___        $__________ in lawful money of the United States; and/or

___         the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is

_______________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Hancock Jaffe Laboratories, Inc. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Hancock Jaffe Laboratories, Inc. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)